Exhibit 26(e)(i)

Transamerica Life Insurance Company Home Office: 4333 Edgewood Road NE Cedar Rapids, IA 52499	GA# Individual Life Insurance Application For One Life Part 1

Proposed Insured:
	First	Middle	Last	Suffix	Mr./Mrs./Ms./Dr.

Birthdate:		Age	Birth Place:	Male ☐ Female ☐
Mo. Day Yr.

Soc. Sec. No.:	U.S. Citizen ☐ Yes ☐ No If no, complete Residency & Travel Questionnaire

Employer:
Area Code & Work Phone
Occupation:

Annual Income $	Net Worth $

Residence:
	No. & Street (Cannot be a P.O. Box)	City	State	Zip	Country	Area Code & Home Phone

Owner’s Name:	Birthdate:
(If other than Proposed Insured)		Mo. Day Yr.

If Trust, provide name and date of Trust:

Relationship to Proposed Insured:

Address:
	No. & Street (Cannot be a P.O. Box)	City	State	Zip	Country	Soc. Sec. or Tax No.

U.S. Citizen ☐ Yes ☐ No lf no, VlSA Type/lmmigration Status:	E-mail:
(Not for Policy/Billing Notices)

Beneficiary Name and Relationship to Proposed Insured:

Address:
	No. & Street (Cannot be a P.O. Box)	City	State	Zip	Country	Date of Trust, if Applicable

1. Plan Applied For:	Kind Code:

2. Risk Classification:	Preferred Plus/Select ☐ Preferred ☐ Standard Plus☐ Standard ☐
Extra Rating Of: ☐ Other ☐

3. Nicotine Classification: Nicotine ☐ Non-Nicotine ☐

4. Amount Applied For $

5. Additional Benefits by Rider: ☐ Waiver of Premium/Waiver Provision ☐ Accident Indemnity $ ☐ Other $

6. Premium Payment Mode:	☐ Annual	☐ Semi-Annual	☐ Quarterly	☐ Monthly	☐ Other
	☐ PAC	☐ Direct Bill

7. Complete for Flexible Premium Plans:
Required Premium Per Year (RAP)	$
Planned Periodic Premium	$
+Initial Lump Sum	$
=Total Initial Premium	$

8. If the Automatic Premium Loan (APL) provision is available, do you want the provision to be in effect? ☐ Yes ☐ No (APL will be in effect unless no is checked.)

9. Do you have any existing life insurance or annuities? If none, check this box ☐. If yes, please list the policies below.

a. Do you intend to discontinue, replace or change insurance with any company if the life insurance applied for is issued? Please indicate yes or no in the chart.

Type of Coverage (Personal / Business / Employer Provided / Group)	Company/Policy Number	Face Amount	Replacement

		$	☐ Yes ☐ No

		$	☐ Yes ☐ No

		$	☐ Yes ☐ No
b. Total Accidental Death insurance inforce with all companies: $

APPLICATION (NB)
APA401008T	continued on next page	Rev 12/08

10.	Is any application for life insurance pending with any other company? ☐ Yes ☐ No

If yes, give company name, amount applied for and total amount to be placed.

11.	Are there any life insurance policies on the life of the Proposed Insured that you do not own, including but not limited to any that you have sold or settled? ☐ Yes ☐ No If yes, give insurance company name, owner’s name, and amount of insurance of each policy.

12.	Mail Additional Premium Notices To:
Address:
	No. & Street	City	State	Zip	Country

Yes	No	“You” means any person proposed to be insured.
☐	☐

13.    Have you ever participated in, or within the next two years do you intend to participate in, hang-gliding, sky diving, parachuting, ultralight flying, vehicle racing, scuba diving, mountain or rock climbing, rodeos, competitive skiing or snowboarding, extreme sports or other hazardous activities?

If yes, complete Sports and Hazardous Activities Questionnaire.

☐	☐

14.    Do you plan to travel in the next 12 months for business or pleasure to a destination outside the U.S., Canada, Western Europe, Hongkong, Australia or New Zealand? If yes, complete Residency & Travel Questionnaire.

		15. Have you used nicotine at any time?	Date Last Used
☐	☐	Cigarettes
☐	☐	Cigar/Pipe/Chewing Tobacco
☐	☐	Other

16. Driver’s License #: State

In the past five years, have you been convicted of or pleaded guilty to:
☐	☐	a. Moving violations? If yes, give dates and type.
☐	☐	b. Driving under the influence of alcohol and/or other drugs? If yes, give dates.
☐	☐	c. Reckless driving? If yes, give dates.

☐	☐

17.    Except as a passenger on a regular scheduled flight, has the Proposed Insured flown within the past 2 years, or does the Proposed Insured have plans to fly in the future other than as a passenger? If yes, complete Aviation Questionnaire.

☐	☐	18. Have you ever been convicted of a felony, misdemeanor or infraction other than a traffic violation? If yes, provide full details including state and date of offense.

☐	☐	19. Are you a member of the armed forces including reserves? Intend to become a member? Any deployment orders outside U.S.? If yes, give full details.

☐	☐

20.    Is the Proposed Insured currently in bankruptcy or has the Proposed Insured been the subject of any voluntary or involuntary bankruptcy proceeding pending within the last 12 months? If yes, please provide full details including Chapter 7, 11, or 13, date filed, and date of discharge and dismissal, if any.

Remarks: Give details for any questions answered yes

I, the Proposed Insured, and I, the Owner if different, hereby represent that the statements and answers given in this application are true, complete and correctly recorded. I/we agree: (1) this application shall consist of Part 1, Part 2, and any required application supplements(s)/amendment(s), and shall be the basis for any contract issued on this application; (2) except as otherwise provided in the conditional receipt, if issued, with the same Proposed Insured as on this application, any contract issued on this application shall not take effect until after all of the following conditions have been met: (a) the full first premium is paid, (b) the Owner has personally received the contract during the lifetime of and while the Proposed Insured is in good health, and (c) all of the statements and answers given in this application must be true and complete as of the date of Owner’s personal receipt of the contract and that the contract will not take effect if the facts have changed; (3) no waiver or modification shall be binding upon Transamerica Life Insurance Company (the Company) unless in writing and signed by the President or a Vice President and the Secretary or an Assistant Secretary.

I/we understand that omissions or misstatements in this application could cause an otherwise valid claim to be denied under any contract issued from this application.

APA401008T

FRAUD WARNING

The following state(s) and U.S. territories require that insurance applicants acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state or U.S. territory as indicated below.

ARKANSAS, LOUISIANA and WEST VIRGINIA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties,

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who knowingly, and with the intention to defraud, includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony, and if found guilty, shall be punished for each violation with a fine of no less than five thousand dollars ($5000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

TENNESSEE, VIRGINIA and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

ALL OTHER STATES: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

NOTICE TO CONSUMER

The death benefit on many business related life insurance policies will be taxable to you under Section 101(j) of the Internal Revenue Code to the extent it exceeds the premiums and other considerations paid by you for the policy unless the written Notice and Consent is obtained prior to policy issue and certain other requirements of such section are met. These policies are often referred to as Employer-Owned Life Insurance Policies but can also include policies owned by others such as affiliates and business owners.

You are advised to consult with your qualified tax advisor prior to purchasing this policy.

AUTHORIZATION TO OBTAIN INFORMATION

Transamerica Life Insurance Company (the Company)

I, the Proposed Insured, hereby authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insuring or reinsuring company, the MIB Group, Inc. and its members or affiliates, consumer reporting agency, or employer having information available as to testing, diagnosis, treatment and prognosis with respect to any physical or mental condition (for example: coronary disease; cancer; Human Immunodeficiency Virus (HIV) related test results or disorders; metabolic, pulmonary, or neurological disorders) and/or treatment of me or my minor children and any other non-medical information of me or my minor children to give to the Company or its legal representative, any and all such information.

I understand the information obtained by use of the Authorization will be used by the Company to determine eligibility for insurance and eligibility for benefits under an existing contract. Any information obtained will not be released by the Company to any person or organization except to reinsuring companies, the MIB Group, Inc. and its members or affiliates, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required as I may authorize.

I know that I may request to receive a copy of this Authorization. I agree that a photocopy of this Authorization shall be as valid as the original. I agree this Authorization shall be valid for two and one half years from the date shown below, regardless of my condition and whether I am living or not.

I acknowledge receipt of the Notice of Disclosure of Information. I understand that if an investigative consumer report is ordered in connection with this application, I may elect to be interviewed in connection with the preparation of the report and, upon request, I will be provided with a copy of the report. I elect to be interviewed if an investigative consumer report is prepared.    ☐  Yes    ☐  No

PLEASE MAKE CHECKS PAYABLE TO THE COMPANY. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE PAYEE SPACE BLANK.

Amount paid with this Application $                             ☐  Check #                              ☐  Credit Card Complete Credit Card Order Confirmation Form)

Signed at	on
City-State		Date

X		X
Signature of Proposed Insured (or parent or guardian if Proposed insured is a minor)		Witness to Signature of Proposed Insured

Signed at	on
City-State		Date
X		X
Signature of Owner (if other than Proposed Insured)		Witness to Signature of Owner

If Owner is a Corporation, an authorized officer, other than the Proposed Insured must sign as Owner, give corporate title and full name of corporation below.

X
Signature of Licensed Producer

(NOT PART OF APPLICATION)	REPORT BY AGENCY OFFICE	DATE:

AGENCY NAME:	OFFICE ID#:

CASE MANAGER:	E-MAIL:

PRODUCER 1:			SHARE%:
	LAST	FIRST

OFFICE ID #:		PRODUCER ID #:		PRODUCER PROFILE #:
	(UP TO 6 DIGITS)		(UP TO 10 DIGITS)		(UP TO 3 DIGITS)

PRODUCER 2:			SHARE%:
	LAST	FIRST

OFFICE ID #:		PRODUCER ID #:		PRODUCER PROFILE #:
	(UP TO 6 DIGITS)		(UP TO 10 DIGITS)		(UP TO 3 DIGITS)

PRODUCER 3:			SHARE%:
	LAST	FIRST

OFFICE ID #:		PRODUCER ID #:		PRODUCER PROFILE #:
	(UP TO 6 DIGITS)		(UP TO 10 DIGITS)		(UP TO 3 DIGITS)

Indicate City/County Code as required in AL, GA, KY, LA, & SC

What is the purpose for insurance?

Are you related to the Proposed Insured?	☐ Yes ☐ No	Relationship

How long have you known the Proposed Insured?

Proposed Insured is:	☐ Single ☐ Married ☐ Divorced ☐ Widowed

☐ Yes	☐ No	To the best of your knowledge, does the applicant have any existing life insurance annuities?

☐ Yes	☐ No	To the best of your knowledge, could replacement be involved?

X
Signature of Producer

PRE-AUTHORIZED CHECK/WITHDRAWAL PLAN (“PAC”)

Unless a Conditional Receipt was issued along with this authorization, I/we agree this authorization shall not become effective for payment of the initial premium unless and until after a contract is issued and all other conditions of coverage set forth in Part 1 of the application have been met.

POLICY NO.	INSURED	AMOUNT

☐ MONTHLY (This will be elected if no box is checked)	☐ PREMIUM	☐ NEW AUTHORIZATION
☐ QUARTERLY	☐ LOAN REPAY	☐ BANK CHANGE
☐ SEMI-ANNUAL		☐ ADD TO EXISTING POLICY
☐ ANNUAL	PICK A DATE TO DRAFT (1-28)	☐ OTHER

NAME OF FINANCIAL INSTITUTION:
PHONE #:
ADDRESS:
CITY, STATE, ZIP:
ACCOUNT NUMBER:
NAME(S) ON BANK ACCOUNT:
ROUTING#:

AUTHORIZATION FOR PARTICIPATION IN THE PAC PROGRAM

I request and authorize Transamerica Life Insurance Company (the Company) to make withdrawals, by draft or electronic transfer, from my account with the Financial Institution named above for premiums in the amounts specified above, or as specified by the policy (including any amendments, endorsements or riders), or as agreed to by me, and for such other payments as I may authorize the Company to make. I request that the withdrawal be on or before the days when payment(s) fall due, except that if a withdrawal is to pay for premiums on more than one policy, it is to be drawn on the earliest due date. I request that this authorization, unless previously revoked, continue to apply to any conversion, renewal, or change later made in the policies. I understand that this authorization in no way affects the terms of the policy, other than the mode of payment, and I understand that if the premiums are not paid within the grace period allowed by a policy, as in the event any such withdrawal being dishonored, or for any reason, then the policy shall terminate subject to any nonforfeiture provisions in the policy.

AUTHORIZATION TO HONOR PAC WITHDRAWALS

As a convenience to me, I hereby request the financial institution named above to accept and honor the draft or transfer withdrawals from my account. I agree that your rights in respect to each draft shall be the same as if it were check drawn on you and signed personally by me and that you shall be fully protected in honoring such draft or transfer. I further agree that if any such withdrawal is dishonored, whether with or without cause and whether intentionally or inadvertently, the Financial Institution shall be under no liability whatsoever if such dishonor results in the forfeiture of insurance.

These authorizations shall remain in effect until revoked in writing, mailed to the other parties at the address of record. The Company and/or Financial Institution shall have a reasonable time to act on the revocation notice. I have retained a copy of these authorizations.

BANK SIGNATURE(S) OF DEPOSITOR(S)	DATE	SIGNATURE OF POLICYOWNER IF NOT DEPOSITOR

TAPE VOIDED CHECK HERE

NOTICE OF DISCLOSURE OF INFORMATION

Information regarding your insurability will be treated as confidential except that Transamerica Life Insurance Company (the Company) may make a brief report to the MIB Group, Inc. (MIB) and its members or affiliates, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance, or to which a claim is submitted, MIB will supply such company with the information it may have in its files. The Company may also release information in its file to reinsures and to other life insurance companies to which you may apply for life or health insurance, or to which a claim is submitted.

Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your life. If you question the accuracy of information in MIB’s file, you may seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of MIB’s information office is 50 Braintree Hill, Suite 400, Braintree, MA 02184-8734, telephone (866) 692-6901 (TTY (866) 346-3642 for hearing impaire).

Notice to Persons Applying for Insurance: Federal law requires us to advise you that in connection with this application, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends or others with whom you are acquainted. Such reports are usually part of the process of evaluating risks for life and health insurance. Inquiry may be made into your character, general reputation, personal characteristics and mode of living. It is possible that a representative of a firm employed to make such reports may call upon you in person. You have the right to request disclosure of the nature and scope of the investigation by your written request made within a reasonable time after receipt of this notice.

Notice of Insurance Information Practices: The information collected about you by us may in certain circumstances be disclosed to third parties without your specific authorization as permitted or required by law. You have the right of access and correction with respect to the information collected except information which relates to a claim or civil or criminal proceeding. If you wish to have a more detailed explanation of our information practices, please contact your agent or write the Company at its Administrative Office, 4333 Edgewood Road NE, Cedar Rapids, IA 52499.

APA401008T

INSTRUCTIONS FOR CONDITIONAL RECEIPT

DO NOT ACCEPT MONEY OR COMPLETE THE CONDITIONAL RECEIPT IF:

1.	any Proposed Insured has been treated for or experienced, within the last 12 months, any disorder of the heart, stroke, or other vascular disease, cancer, or HIV infection, or

2.	any Proposed Insured is under the age of 16 or over the age of 75, or

3.	the amount applied for under the attached application exceeds $2,000,000.

IF ANY PROPOSED INSURED IS NOT DISQUALIFIED BY ONE OR MORE OF THE FACTORS LISTED IN 1 – 3 ABOVE, YOU MAY COLLECT MONEY AT THE TIME THE APPLICATION PART 1 IS COMPLETED.

Make all checks payable to Transamerica Life Insurance Company. Do not make checks payable to the insurance producer or leave the payee blank, otherwise this Receipt cannot become effective. The amount of payment taken with the application must be at least equal to the amount of the full first premium for the mode of payment selected in the application (2 months’ premium for Monthly Pre-Authorized Withdrawal Plan). For credit card payments, complete a Credit Card Order Confirmation Form.

CONDITIONAL RECEIPT

PLEASE READ THIS CAREFULLY

Received from                                                              , the sum of $              for the life insurance application dated                     , with                                                              as the Proposed Insured.

This Receipt cannot become valid unless all blanks are completed above, your check, draft or authorized withdrawal is made payable to Transamerica Life Insurance Company (the Company), this Receipt is signed by a duly authorized insurance producer or other Company authorized representative, and you signify that you understand the conditions and limitations of this Receipt and have had them explained to you by signing the Acknowledgment below.

This Receipt does not provide any conditional insurance until after all of the conditions and requirements specified are met, and is strictly limited in scope and amount as set forth below.

CONDITIONAL COVERAGE: Conditional insurance, under the terms of the contract applied for, may become effective as of the date of completing Part 1 of the application, the date of completing Part 2 of the application, or the date requested in the application, whichever is latest (the effective Date), but only after all the conditions to conditional coverage have been met.

CONDITIONS TO CONDITIONAL COVERAGE UNDER THIS RECEIPT: Such conditional insurance will take effect as of the Effective Date, but only so long as all of the following conditions are met:

1.	The payment made with the application must be received at our Administrative Office within the lifetime of the Proposed Insured and honored on first presentation for payment;

2.	Part 1 and Part 2 of the application, and all medical examinations, tests, screenings and questionnaires required by the Company are completed and received at our Administrative Office;

3.	As of the Effective Date, all statements and answers given in the application (both Parts) must be true and complete; and

4.	The Company is satisfied that, at the time of completing Part 1 and Part 2 of the application, each person to be covered was insurable at any rating under the Company’s rules for insurance on the plan applied for and in the amount and at the Nicotine Classification applied for.

60-DAY LIMIT OF CONDITIONAL COVERAGE: If the Company does not approve and accept the application for insurance within 60 days of the date you signed the Part 1, the application will be deemed to be rejected by the Company, and there will be no conditional insurance coverage. In that case, the Company’s liability will be limited to returning any payment you have made. The Company has the right to terminate conditional coverage at any time prior to 60 days by mailing a refund of the payment made.

DOLLAR LIMITS OF CONDITIONAL COVERAGE: The aggregate amount of conditional coverage provided under this Receipt, if any, and any other Conditional Receipt issued by the Company on each person to be covered shall be limited to the lesser of the amount(s) applied for of $1,000,000 of life insurance if the Proposed Insured is age 16 – 65 and is insurable at the standard or better class of risk, or $100,000 for a class of risk with extra ratings regardless of age. There is no conditional coverage for riders or any additional benefits, if any, for which you have applied.

IF CONDITIONS ARE NOT MET OR DEATH OCCURS FROM SUICIDE, THERE IS NO COVERAGE UNDER THIS RECEIPT. If one or more of this Receipt’s conditions have not been met exactly, or if a Proposed Insured dies by suicide or intentional self-inflicted injury, while sane or insane, the Company will not be liable under this Receipt except to return any payment made with the application. lf the Proposed Insured should die before completing all medical examinations, tests, screenings, and questionnaires required by the Company or would not be insurable under the Company’s rules, then the Company will not be liable under this Receipt except to return any payment made with the application.

Except as provided in this Conditional Receipt, no coverage under the contract you are applying for will become effective unless and until after a contract is delivered to you and all other conditions of coverage set forth in Part 1 of the application have been met.

ACKNOWLEDGMENT OF TERMS, CONDITIONS, AND LIMITATIONS OF CONDITIONAL RECEIPT

I have read the foregoing Conditional Receipt issued by Transamerica Life Insurance Company. The insurance producer has fully explained to me all the terms, conditions, and limitations of the Conditional Receipt, and I understand them.

I also understand neither the insurance producer, any person who has signed this Receipt, nor the medical/paramedical examiner is authorized to accept risks or determine insurability, to make or modify contracts, or to waive any of the Company’s rights or requirements.

X		,20
Signature of Proposed Owner Date	Date
If Proposed Owner is a Trust, the Trustee must sign as Owner. Give full name and date of Trust below.	If Proposed Owner is a Corporation, an authorized officer, other than the Proposed Insured must sign as Owner. Give corporate title and full name of corporation below.

You should retain a copy of this Receipt and Acknowledgment. If you do not hear from the Company regarding the proposed insurance within 60 days, notify the Company at its Administrative Office, 4333 Edgewood Road NE, Cedar Rapids, IA 52499, Attention: Underwriting Dept., giving your full name, date of birth the name of the insurance producer, date and amount of this Conditional Receipt.

APA401008T	Submit this completed and signed original with the application and payment. Original

CONDITIONAL RECEIPT

PLEASE READ THIS CAREFULLY

Received from                                                              , the sum of $             for the life insurance application dated                     , with                                                              as the Proposed Insured.

This Receipt cannot become valid unless all blanks are completed above, your check, draft or authorized withdrawal is made payable to Transamerica Life Insurance Company (the Company), this Receipt is signed by a duly authorized insurance producer or other Company authorized representative, and you signify that you understand the conditions and limitations of this Receipt and have had them explained to you by signing the Acknowledgment below.

This Receipt does not provide any conditional insurance until after all of the conditions and requirements specified are met, and is strictly limited in scope and amount as set forth below.

CONDITIONAL COVERAGE: Conditional insurance, under the terms of the contact applied for, may become effective as of the date of completing Part 1 of the application, the date of completing Part 2 of the application, or the date requested in the application, whichever is latest (the Effective Date), but only after all the conditions to conditional coverage have been met.

CONDITIONS TO CONDITIONAL COVERAGE UNDER THIS RECEIPT: Such conditional insurance will take effect as of the Effective Date, but only so long as all of the following conditions are met:

1.	The payment made with the application must be received at our Administrative Office within the lifetime of the Proposed Insured and honored on first presentation for payment;

2.	Part 1 and Part 2 of the application, and all medical examinations, tests, screenings and questionnaires required by the Company are completed and received at our Administrative Office;

3.	As of the Effective Date, all statements and answers given in the application (both Parts) must be true and complete; and

4.	The Company is satisfied that, at the time of completing Part 1 and Part 2 of the application, each person to be covered was insurable at any rating under the Company’s rules for insurance on the plan applied for and in the amount and at the Nicotine Classification applied for.

60-DAY LIMIT OF CONDITIONAL COVERAGE: If the Company does not approve and accept the application for insurance within 60 days of the date you signed the Part 1, the application will be deemed to be rejected by the Company, and there will be no conditional insurance coverage. In that case, the Company’s liability will be limited to returning any payment you have made. The Company has the right to terminate conditional coverage at any time prior to 60 days by mailing a refund of the payment made.

DOLLAR LIMITS OF CONDITIONAL COVERAGE: The aggregate amount of conditional coverage provided under this Receipt, if any, and any other Conditional Receipt issued by the Company on each person to be covered shall be limited to the lesser of the amount(s) applied for of $1,000,000 of life insurance if the Proposed Insured is age 16 – 65 and is insurable at the standard or better class of risk, or $100,000 for a class of risk with extra ratings regardless of age. There is no conditional coverage for riders or any additional benefits, if any, for which you have applied.

IF CONDITIONS ARE NOT MET OR DEATH OCCURS FROM SUICIDE, THERE IS NO COVERAGE UNDER THIS RECEIPT. If one or more of this Receipt’s conditions have not been met exactly, or if a Proposed Insured dies by suicide or intentional self-inflicted injury, while sane or insane, the Company will not be liable under this Receipt except to return any payment made with the application. lf the Proposed Insured should die before completing all medical examinations, tests, screenings, and questionnaires required by the Company or would not be insurable under the Company rules, then the Company will not be liable under this Receipt except to return any payment made with the application.

Except as provided in this Conditional Receipt, no coverage under the contract you are applying for will become effective unless and until after a contract is delivered to you and all other conditions of coverage set forth in Part 1 of the application have been met.

Dated at		on		,20	X
	City, State		Date		Insurance Producer or other Company Authorized Rep

ACKNOWLEDGMENT OF TERMS, CONDITIONS, AND LIMITATIONS OF CONDITIONAL RECEIPT

I have read the foregoing Conditional Receipt issued by Transamerica Life Insurance Company. The insurance producer has fully explained to me all the terms, conditions, and limitations of the Conditional Receipt, and I understand them.

I also understand neither the insurance producer, any person who has signed this Receipt nor the medical/paramedical examiner is authorized to accept risks or determine insurability, to make or modify contracts, or to waive any of the Company rights or requirements.

You should retain a copy of this Receipt and Acknowledgment. If you do not hear from the Company regarding the proposed insurance within 60 days, notify the Company and its Administrative Office, 4333 Edgewood Road NE, Cedar Rapids, IA 52499, Attention: Underwriting Dept., giving your full name, date of birth the name of the insurance producer, date and amount of this Conditional Receipt.

Leave this page with the proposed Owner if money is submitted with application

Original

APA401008T